                                    EXHIBIT A

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                              DATED:        December 2, 2004



                                              /s/ Kim M. Silva
                                              ----------------------------------
                                              Kim M. Silva

                                              Attorney-in-Fact for:

                                              SPO PARTNERS II, L.P. *
                                              SPO ADVISORY PARTNERS, L.P.*
                                              SAN FRANCISCO PARTNERS, L.P. *
                                              SF ADVISORY PARTNERS, L.P.*
                                              SPO ADVISORY CORP.*
                                              JOHN H. SCULLY*
                                              WILLIAM E. OBERNDORF*
                                              WILLIAM J. PATTERSON*

                                              * A Power of Attorney authorizing
                                                Kim M. Silva to act on behalf of
                                                this person or entity has been
                                                previously filed with the
                                                Securities and Exchange
                                                Commission.